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                          REGISTRATION RIGHTS AGREEMENT



                                  by and among



                                THE STOCKHOLDERS



                                       and



                                TEREX CORPORATION





                         Dated as of September 18, 2002


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                                TABLE OF CONTENTS

                                                                            Page

1.       Definitions.......................................................   1

2.       Registration Rights...............................................   3

         2.1.     Shelf Registration.......................................   3

3.       Conditions and Limitations........................................   3

4.       Registration Procedures...........................................   4

5.       Indemnification and Contribution..................................   6

6.       Registration Expenses.............................................   7

7.       Miscellaneous.....................................................   7

         7.1.     Termination..............................................   7

         7.2.     No Waivers; Amendments...................................   7

         7.3.     Notices..................................................   8

         7.4.     Successors and Assigns...................................   8

         7.5.     Headings.................................................   8

         7.6.     Governing Law............................................   8

         7.7.     WAIVER OF JURY TRIAL.....................................   9

         7.8.     Severability.............................................   9

         7.9.     Entire Agreement.........................................   9

         7.10.    Specific Performance.....................................   9

         7.11.    Action of Stockholders...................................   9


                                      -i-
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                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of September 18, 2002, by and among Terex Corporation, a Delaware corporation (together with its permitted successors and assigns, the "Company"), and the Persons whose signatures appear on the execution pages of this Agreement (the "Stockholders").

     This Agreement is made pursuant to the Agreement and Plan of Merger, by and among, the Company, Magic Acquisition Corp. and Genie Holdings, Inc., and the Stockholders, dated as of July 19, 2002 hereof (the "Merger Agreement"), pursuant to which the Stockholders will receive shares of Common Stock (as defined below) of the Company.

     The parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound hereby agree as follows:

1.   Definitions.

     As used in this Agreement, the following terms shall have the following meanings:

     "Acces Industrie Receivable Contingent Payment" means the Company Common Stock issued to the Stockholders in connection with the collection of the Acces Industrie Receivable.

     "Agreement" has the meaning set forth in the recitals hereof.

     "Average Qualifying Date Buyer Common Price" shall have the meaning ascribed to it in the Merger Agreement.

     "Business Day" means any day that the New York Stock Exchange is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in the City of New York are authorized or required to close for regular banking business.

     "Buyer Indemnitee" shall have the meaning ascribed to it in the Merger Agreement.

     "Buyer Price" shall have the meaning ascribed to it in the Merger
Agreement.

     "Cash Consideration" shall have the meaning ascribed to it in the Merger Agreement.

     "Closing Date" shall have the meaning ascribed to it in the Merger
Agreement.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning set forth in the recitals hereof.

     "Delay Period" has the meaning set forth in Section 3(c) hereof.

     "Effectiveness Period" has the meaning set forth in Section 2(b) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Merger Agreement" has the meaning set forth in the recitals hereof.

     "Non-Competition Payments" shall have the meaning ascribed to it in the Merger Agreement.

     "Permitted Transferee" shall have the meaning set forth in Section 7.4 herein.

     "Person" means an individual, corporation, limited liability company, partnership, joint venture, joint stock company, association, trust, unincorporated entity or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, whether acting in an individual, fiduciary or other capacity.

     "Pro Rata Portion" shall have the meaning ascribed to it in the Merger Agreement.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Qualifying Date" means each of (i) the twelve month anniversary, (ii) the eighteen month anniversary, and (iii) the twenty-four month anniversary of the Closing Date.

     "Registrable Shares" means the shares of Common Stock to be issued to the Stockholders pursuant to the Merger Agreement, including any shares of Common Stock issued as Contingent Payment (as defined in the Merger Agreement), the Acces Industrie Receivable Contingent Payment and any shares of Common Stock paid, issued or distributed in respect of such shares by way of stock dividends or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger or otherwise, until in the case of any such shares (i) a Registration Statement covering such shares has been declared effective under the Securities Act and such shares have been disposed of pursuant to such effective registration statement under the Securities Act, or
(ii) such shares are eligible to be transferred by their holder without registration pursuant to Rule 144 under the Securities Act or any successor rule and the Company has agreed to remove the restrictive legend referred to in
Section 3.4(c) of the Merger Agreement upon such sale.

     "Registration Statement" shall have the meaning set forth in Section 2.1(a) hereof.

     "Restriction Period" has the meaning set forth in Section 3(a) hereof.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Sellers' Representative" shall have the meaning ascribed to it in the Merger Agreement.

     "Stock Consideration Per Sellers' Share" shall have the meaning ascribed to it in the Merger Agreement.

     "Stockholders" has the meaning set forth in the recitals hereof.

     "Trading Restriction Period" has the meaning set forth in Section 3(g) hereof.

2.   Registration Rights.

     2.1. Shelf Registration

     (a) Subject to the conditions set forth in Section 3 hereof, the Company shall prepare and file, upon the later of (i) 10 Business Days after the date hereof and (ii) seven Business Days after the date Genie Holdings, Inc. provides all information either requested by the Company or otherwise required by the SEC for inclusion in such registration statement, a registration statement under the Securities Act relating to the Registrable Shares, which registration statement provides for the sale by the holders thereof of Registrable Shares from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Registration Statement"). Each of the Sellers and Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof.

     (b) Subject to the conditions set forth in Section 3 hereof, upon having the Registration Statement declared effective by the SEC, the Company agrees to use its reasonable best efforts to keep the Registration Statement continuously effective and usable for the resale of Registrable Shares for a period ending on the earlier of (i) two years from the anniversary of the Closing Date and (ii) the date on which the Stockholders (or their Permitted Transferees) no longer own Registrable Shares (the "Effectiveness Period").

3.   Conditions and Limitations.

     Notwithstanding anything herein to the contrary, the Stockholders agree:

     (a) Unless otherwise agreed to in writing by the Company, during the twenty-four month period immediately following the Closing Date (the "Restriction Period") and subject to the terms of Section 3(b) below, none of the Stockholders shall be permitted to sell, transfer, convey, pledge or otherwise dispose of any of their Registrable Shares.

     (b) Notwithstanding clause (a) of this Section 3, during the Restriction Period, each of the Stockholders shall be permitted to sell, transfer, convey, pledge or otherwise dispose of its Pro Rata Portion of: (i) the number of shares of Common Stock (rounded down to the nearest whole share) equal to the quotient of (A) the difference between $25 million less the total Cash Consideration divided by (B) the Buyer Price, (ii) following the twelve month anniversary of the Closing Date, up to one-half of the Stock Consideration remaining after the release of the number of shares of Common Stock pursuant to clause (i) above,
(iii) following the eighteen month anniversary of the Closing Date, up to three quarters of the Stock Consideration remaining after the release of the number of shares of Common Stock pursuant to clauses (i) and (ii) above and (iv) all of the Stock Consideration following the twenty-four month anniversary of the Closing Date.

     (c) The Company shall have the right to suspend the effectiveness of the Registration Statement, for up to 45 consecutive days, but no more than an aggregate of 135 days during any 365 day period (a "Delay Period") if (x)(i) an event occurs and is continuing as a result of which the Registration Statement would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (ii) if the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (y) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed. If the Company suspends the effectiveness of a Registration Statement, the Company shall promptly provide written notice (to the extent practicable) to the Sellers' Representative of such Delay Period. In addition, the Company shall promptly provide notice to the Sellers' Representative of the reinstatement of effectiveness of the Registration Statement. The holders of Registrable Shares shall cease all disposition efforts with respect to Registrable Shares held by them immediately upon the beginning of any Delay Period until notified of the end of such Delay Period.

     (d) The Stockholders shall not, during the period (each, a "Lock Up Period") starting with the effective date and ending one-hundred and twenty calendar days immediately following the effective date of any registration statement pertaining to securities of the Company, if so requested by an underwriter in an underwritten offering for the Company (and only for the account of the Company), effect any public sale or distribution of any of the Company's equity securities including a sale pursuant to Rule 144. In addition, if requested by the Company, the Stockholders shall not effect any public sale or distribution of any of the Registrable Shares pursuant to the Registration Statement, during the ten-day period prior to, and during the pendency of, any period during which an exchange ratio or similar valuation formula based upon the trading prices of the Common Stock is being calculated.

     (e) Notwithstanding anything to the contrary set forth herein, the Stockholders shall not be subject to the restrictions set forth in Section 3(a), and such restrictions shall terminate in their entirety if (i) the Company fails to comply with the restrictions during the time frames set forth in Exhibit J to the Merger Agreement and (ii) the Company has not obtained an opinion of counsel as described in Section 8.4(d) of the Merger Agreement.

     (f) Notwithstanding anything herein to the contrary, in the event that the Stockholders are required to indemnify a Buyer Indemnitee pursuant to the Merger Agreement, the restrictions set forth in this Section 3 shall terminate but only with respect to the number of Registrable Shares necessary to enable the Stockholders to pay their indemnification obligations pursuant to Section 11.2 of the Merger Agreement.

     (g) Notwithstanding anything to the contrary in this Agreement, the Stockholders agree that during the five Trading Days immediately prior to and the ten Trading Days during each period in which the Average Qualifying Date Buyer Common Price is calculated (the "Trading Restriction Period"), they will not sell, transfer, assign, convey, pledge or otherwise dispose of any Registrable Shares, or engage in any form of hedging transaction related to Registrable Shares, including but not limited to the purchase or sale of any puts, calls or enter into any transaction that has the effect of or is equivalent to engaging in Short Sales. For purposes hereof, a "Short Sale" by a Stockholder or its Affiliate or related entity shall mean a sale of Registrable Shares by such person that is made at any time, whether or not there is an equivalent offsetting long position in the Buyer Common Stock held by such person. Notwithstanding the foregoing, the Stockholders may enter into hedging transactions, including a (i) loan or (ii) pledge of such Stockholder's Registrable Shares in connection with such hedging transaction, at any time other than during the Trading Restriction Period.

4.   Registration Procedures.

     In connection with the registration obligations of the Company pursuant to and in accordance with Section 2 hereof (and subject to the Company's rights under Section 3), the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

     (a) prepare and file with the SEC such amendments (including post-effective amendments) to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act or the rules and regulations thereunder during the applicable period in accordance with the intended methods of disposition by the Stockholders thereof (other than pursuant to any underwritten registration or underwritten offering) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

     (b) notify the selling Stockholders of Registrable Shares promptly and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus or for additional information regarding such holder, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (c) use reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the Registration Statement, or the prompt lifting of any suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction in the United States;

     (d) if requested by the selling Stockholders, furnish to counsel for the selling holders of Registrable Shares, without charge, one conformed copy of the Registration Statement as declared effective by the SEC and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and such number of copies of the preliminary Prospectus, each amended preliminary Prospectus, each final Prospectus and each post-effective amendment or supplement thereto, as the selling holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by the Registration Statement in conformity with the requirement of the Securities Act (the Company hereby consenting to such use of such documents);

     (e) except during any Delay Period described in Section 3 above, upon the occurrence of any event contemplated by paragraph 4(b)(ii) or 4(b)(v) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (f) cause all Registrable Shares covered by the Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

     (g) no holders of Registrable Shares may include any of their Registrable Shares in the Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, the information specified in Item 507 of S-K and such other information which is required to be disclosed in the Registration Statement as reasonably determined by counsel of the Company; and

     (h) the Company will use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required for the sale of the Registrable Shares.

5.   Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each holder of Registrable Shares, each Person, if any, who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of such holder and each such controlling Person, against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or any action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by such indemnified party specifically for use in the preparation thereof; provided, further, that the Company shall not be liable to any indemnified party hereunder with respect to the Registration Statement or Prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the Registration Statement or Prospectus which untrue statement or omission was corrected in an amended or supplemented Registration Statement or Prospectus, if the Person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented Registration Statement or Prospectus if the Company had previously furnished copies thereof to such indemnified party.

     (b) Each Stockholder of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the agents, employees, officers and directors of the Company and each such controlling Person against any losses, claims, damages or liabilities to which each such indemnified party may become subject, under the Securities Act or otherwise, to the same extent as the foregoing indemnity from the Company, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions made in reliance upon and in conformity with information furnished in writing by such holder to the Company specifically for use in the preparation of the Registration Statement (or any amendment or supplement thereto) and will reimburse such indemnified parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending against such loss, claim, damage or liability as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party except to the extent the indemnifying party shall have been prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party. In the event the indemnifying party shall assume the defense thereof, any such indemnified party shall have the right to employ separate counsel in such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys at any time for all such indemnified parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless each such indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) The obligations of the Company and the holders of Registrable Shares under this Section 5 shall be in addition to any liability that such Persons may otherwise have.

6.   Registration Expenses.

         Except as provided below, whether or not the Registration Statement becomes effective, the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, (i) all SEC registration and filing fees, (ii) fees and expenses of compliance with securities or Blue Sky laws, (iii) fees and disbursements of counsel for the Company and (iv) fees and disbursements of all independent certified public accountants of the Company and all other Persons retained by the Company in connection with the Registration Statement. In all cases, the Stockholders will be responsible for, if applicable, underwriters discounts, selling commissions and fees and disbursements of counsel for such Stockholders with respect to the Registrable Shares being sold by it and the Company will have no obligation to pay any such amounts.

7.   Miscellaneous.

     7.1. Termination. This Agreement and the obligations of the Company hereunder shall terminate on the first date on which no Registrable Shares remain outstanding.

     7.2. No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

     7.3. Notices. All notices, requests, demands and other communications required or permitted herein shall be in writing and shall be deemed given: when delivered personally; one Business Day after being deposited with a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed and when receipt is acknowledged, if telecopied, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof);

          (i) if to a Stockholder, to the Sellers' Representative at the most current address given by such representative to the Company in accordance with the provisions of this Section 7.3, which address shall initially be c/o Genie Holdings Inc., 18340 N.E. 76th Street, P.O. Box 97030, Redmond, Washington 98073, Attention: Robert Wilkerson, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Eric J. Friedman, Esq.; and

          (ii) if to the Company, initially at Terex Corporation, 500 Post Road East, Westport, Connecticut 06880, Attention: Eric I Cohen, Esq., with a copy to Bryan Cave LLP, New York, New York 10104, Attention: Stuart A. Gordon, Esq.

     7.4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided that without the written consent of the Company, the Stockholders may not assign their rights hereunder and no Person who acquires Registrable Shares from a Stockholder shall have any rights hereunder. Notwithstanding the foregoing and with no obligation on the part of the Company to amend the Registration Statement, a Stockholder's right under this Agreement may be assigned, in whole or in part, to any Permitted Transferee, and any Permitted Transferee shall be deemed to be a Stockholder; provided that no such assignment shall be effective or confer any right on any such assignee unless, prior to such assignment, the assignee agrees in writing, in form and substance reasonably satisfactory to the Company, that such assignee will be bound by all provisions binding on a Stockholder hereunder. A "Permitted Transferee" is any member of the family of a Stockholder, including such Stockholder's spouse and descendants and any trust, partnership, corporation, limited liability company or other entity for the benefit of such spouse and/or descendants to whom or which any Registrable Shares have been transferred by such Stockholder for estate or tax planning purposes or any charity or foundation to which Registrable Shares have been transferred by such Stockholder, any family member of such Stockholder, for estate or tax planning or charitable purposes; provided that such transferee agrees to be bound by the provisions hereof in accordance with the preceding sentence. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and any Permitted Transferee any rights or remedies hereunder.

     7.5 Counterparts. This Agreement may be executed in any number of counterparts and by fax, each of which when so executed and delivered shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     7.5. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     7.6. Governing Law. This Agreement shall be governed, enforced and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws principles or rules thereof which might result in the application of the laws of any other jurisdiction. Each of the parties hereto expressly and irrevocably (a) consents to submit itself to the exclusive jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of or relates to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request or leave from any such court, including, without limitation, a motion to dismiss on the grounds of forum non conveniens, (c) agrees that it will not bring any action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of New York or a New York state court, and (d) waives any right to a trial by jury with respect to any claim, counterclaim or action arising out of or in connection with this Agreement or the transactions contemplated hereby.

     7.7. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.8. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     7.9. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings among or between the parties, both written or oral, relating to the subject matter hereof.

     7.10. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

     7.11. Action of Stockholders. Any action of the Stockholders under this Agreement shall be made by approval of those Stockholders holding the majority of the Registrable Shares on the date of such action.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 TEREX CORPORATION

                                 By:
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                                 Name:    ROBERT WILKERSON

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                                 Name:    S. WARD BUSHNELL

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                                 Name:  F. ROGER BROWN

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                                 WILKERSON LIMITED PARTNERSHIP

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                                 BUSHNELL LIMITED PARTNERSHIP

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